Exhibit 5.2

150 Third Avenue South, Suite 2800

Nashville, TN 37201

(615) 742-6200

January 11, 2016

Gladstone Commercial Corporation

1521 Westbranch Drive, Suite 100

McLean, VA 22102

Re:	Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to Gladstone Commercial Corporation, a Maryland corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”), filed today with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration and proposed public offering of up to $500,000,000 in aggregate amount of one or more series of the following securities (collectively, the “Securities”): (i) shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”); (ii) shares of preferred stock, $0.001 par value per share, of the Company (the “Preferred Stock”); (iii) senior debt securities, in one or more series (the “Senior Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of first issuance of Senior Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, as such indenture may be supplemented from time to time (the “Senior Indenture”); (iv) subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Subordinated Debt Securities thereunder, by and between the Trustee and the Company (the “Subordinated Indenture” and, collectively with the Senior Indenture, an “Indenture,” in substantially the form filed as Exhibit 4.11 to the Registration Statement, as such indenture may be supplemented from time to time); (v) depositary shares representing a fractional interest of a share of a particular class or series of Preferred Stock (the “Depositary Shares”) deposited pursuant to a deposit agreement, by and among the preferred stock depositary to be selected by the Company (the “Depositary”), the holders of such shares and the Company, which may be evidenced by the depositary receipts issued by the Depositary (the “Deposit Agreement”); and (vi) subscription rights to purchase Common Stock, Preferred Stock, Debt Securities or Depositary Shares, which may be evidenced by subscription certificates and administered by a subscription agent to be selected by the Company (the “Subscription Agent”) (each, a “Subscription Certificate”). The Securities may be sold from time to time and on a delayed or continuous basis as set forth in the prospectus that forms a part of the Registration Statement, and as to be set forth in one or more supplements to such prospectus. In connection with the Registration Statement, you have requested our opinion with respect to the matters set forth below.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed relevant and necessary to form a basis on which to render the opinions hereinafter expressed. In such examination, we have assumed the legal capacity of all natural persons, the legal power and authority of all persons signing on behalf of other parties, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile, conformed, digitally scanned or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed, we have assumed that the parties thereto other than the Company had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect of such documents on such parties. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company, public officials and others. We have not independently verified such factual matters.

In expressing the opinions set forth below, we have assumed that:

1. the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time will have been duly authorized and established by proper action of the Board of Directors of the Company or a duly authorized committee thereof (“Board Action”) consistent with the procedures and terms described in the

Gladstone Commercial Corporation

January 11, 2016

Registration Statement and in accordance with the Company’s Articles of Restatement to the charter, as amended or supplemented (“Articles of Incorporation”), and bylaws, as amended, and applicable provisions of Maryland law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities and such Board Action shall remain in effect and unchanged at all times during which such Securities are offered by the Company;

2. at the time of offer, issuance and sale of any Securities, the Registration Statement, and any other required post-effective amendments thereto, will be effective under the Act, any required prospectus supplement with respect to such Securities will have been delivered and filed with the Commission and no stop order suspending its effectiveness will have been issued and remain in effect;

3. upon the issuance of Common Stock, including Common Stock that may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Company’s Articles of Incorporation;

4. upon the issuance of Preferred Stock, including Preferred Stock that may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Stock, the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Company’s Articles of Incorporation, will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Company’s Articles of Incorporation, and prior to any issuance of Preferred Stock, any required articles supplementary with respect to such Preferred Stock shall be filed for recordation with the appropriate governmental authorities;

5. any Depositary Shares will be issued under a Deposit Agreement between the Company and the financial institution identified therein as Depositary and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) in accordance with applicable law and so as not to result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and the depositary receipts will be duly executed and delivered on behalf of the Company by the Depositary pursuant to any applicable Deposit Agreement;

6. any Debt Securities will be issued under an Indenture between the Company and a Trustee and such Trustee is qualified to act as Trustee under the Indenture, the Company has filed respective Forms T-1 for the Trustee with the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and has been duly authorized, executed and delivered by the Company and the Trustee in substantially the form filed as an exhibit to the Registration Statement;

7. the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;

8. the interest rate on the Debt Securities will not be greater than the maximum rate permitted from time to time by applicable law;

9. any Securities convertible into or exercisable for any other Securities will be duly converted or exercised in accordance with their terms;

10. the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement, purchase agreement, distribution agreement or similar agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement;

Gladstone Commercial Corporation

January 11, 2016

11. the laws of the State of New York will be the governing law under any Indenture or Subscription Certificate; and

12. the Company will remain a Maryland corporation.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion letter that any Trustee, Depositary or Subscription Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Trustee, Depositary or Subscription Agent will be duly qualified to engage in the activities contemplated by such Indenture, Deposit Agreement or Subscription Certificate, as applicable; that such Indenture, Deposit Agreement or Subscription Certificate, as applicable, will have been duly authorized, executed and delivered by such Trustee, Depositary or Subscription Agent, as applicable, and will constitute the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms; that such Trustee, Depositary or Subscription Agent will be in compliance with respect to performance of its obligations under such Indenture, Deposit Agreement or Subscription Certificate, as applicable, with all applicable laws and regulations; and that such Trustee, Depositary or Subscription Agent will have the requisite organizational and legal power and authority to perform its obligations under such Indenture, Deposit Agreement or Subscription Certificate, as applicable.

This opinion letter is based as to matters of law solely on the applicable provisions of the federal laws of the United States and the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York). We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations (and in particular, we express no opinion as to any effect that such laws, statutes, ordinances, rules, or regulations may have on the opinions expressed herein).

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

(a) The depositary receipts evidencing the Depositary Shares, upon completion of the Board Action and the due execution and delivery of a Deposit Agreement relating thereto on behalf of the Company and the Depositary named therein and due countersignature thereof and issuance against a deposit of duly authorized and validly issued Preferred Stock in accordance with the Deposit Agreement relating thereto, will be validly issued and entitle the holders thereof to the rights specified in such depositary receipts and Deposit Agreement.

(b) The Debt Securities, upon due execution and delivery of an Indenture relating thereto on behalf of the Company and the Trustee named therein and due authentication of the Debt Securities by such Trustee, and upon due execution and delivery of the Debt Securities on behalf of the Company, will constitute valid and binding obligations of the Company.

The opinions expressed above with respect to the valid and binding nature of obligations may be limited by the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); (ii) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law); (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy. The opinions rendered herein do not include opinions with respect to compliance with laws relating to permissible rates of interest.

This opinion is furnished to you in connection with the Registration Statement and may not be relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated. This opinion is given as of the date hereof, and we assume no obligation to advise you of any changes in applicable law or any facts or circumstances that come to our attention after the date hereof that may affect the opinions contained herein.

Gladstone Commercial Corporation

January 11, 2016

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Legal Matters.” In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Act, or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Bass, Berry & Sims PLC